Exhibit 99.1

Company contact:
Peter Sands

W. P. Carey Inc.

212-492-1110

institutionalir@wpcarey.com

Press contact:

Guy Lawrence

Ross & Lawrence

212-308-3333

gblawrence@rosslawpr.com

W. P. Carey Inc. Announces “At-The-Market” Offering Program

New York, NY – June 3, 2015 - W. P. Carey Inc. (NYSE: WPC) announced today that it has filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) under which it may sell shares of its common stock having an aggregate gross sales price of up to $400 million through an “at-the-market” offering program.

W. P. Carey Inc. intends to use the net proceeds from this offering to reduce indebtedness, which may include amounts outstanding under its unsecured revolving credit facility, to fund potential future acquisitions and for general corporate purposes.

The shares may be offered from time to time pursuant to an equity sales agreement entered into by and among W. P. Carey Inc. and Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal.

Sales, if any, may be made in transactions that are deemed to be “at-the-market” offerings, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable sales agent.

A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended (the “Securities Act”).  The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.  Alternatively, potential investors may contact any sales agent participating in the offering, who will arrange to send them these documents: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, toll free at (800) 831-9146; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717,toll free at  (888) 603-5847 or email Barclaysprospectus@broadridge.com; BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention:  Prospectus Department or email dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York

11717, toll free at 1-866-803-9204; or Wells Fargo Securities, Attention:  Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, toll free at (800) 326-5897 or email cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties that include, among others, risks associated with the offering, the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC, and other factors over which it has little or no control.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

W. P. Carey Inc.

W. P. Carey Inc. is a self-managed real estate investment trust and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis.  Through its investment management business, the company also manages a series of non-traded publicly registered investment programs.